Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271275) and S-8 (No. 333-261987) of Apollo Global Management, Inc. of our report dated February 25, 2022 relating to the financial statements and financial statement schedules of Athene Holding Ltd., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
February 27, 2024